CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 12, 2004, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-36821 and 811-6172) of Dreyfus Municipal Cash Management Plus.

New York, New York May 24, 2004
ERNST & YOUNG LLP